UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2009 (March 24, 2009)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-140887	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On March 24, 2009, our board of directors authorized distributions payable to the stockholders of record each day during the months of April, May, and June 2009.  The distributions declared for April and May equal a daily amount of $0.0008219 per share of common stock.  The distributions declared for June equal a daily amount of $0.0013699 per share of common stock.  Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.  A portion of each distribution may constitute a return of capital for tax purposes.  If the rate we are paying for each day in April and May were paid each day for a 365-day period, it would equal a 3.0% annualized rate based on a purchase price of $10.00 per share.  If the rate we are paying for each day in June were paid each day for a 365-day period, it would equal a 5.0% annualized rate based on a purchase price of $10.00 per share, an increase from the rate of 3.0% declared for prior months.

We continue to seek to acquire and manage a diverse portfolio of real estate assets with significant possibilities for short-term capital appreciation.  Given the recent sharp reduction in investor demand for a variety of real estate-related investments, including direct equity investments in real estate projects and mortgage loans, we are finding investment opportunities appropriate for our portfolio that not only offer the potential for capital appreciation but also offer higher current income.  The market for institutional quality real estate assets has recently been characterized by an increase in capitalization rates which we believe should allow us the opportunity to invest in equity and debt investments at more attractive prices and therefore higher current yields.  We also expect to be able to capitalize on attractive acquisition opportunities from distressed owners suffering from lack of liquidity and the frozen state of the debt capital markets.  Further, current economic circumstances present opportunities to invest in loans secured by or related to real estate at more attractive rates of current return than have been available for some time.  Such loan investments may also have capital gain characteristics, whether as a result of a discount purchase or related equity participations.  We believe that our recently declared distribution rate is reflective of the changes in the market for investments suitable for our portfolio.  However, there can be no assurance that our distributions will continue or at any particular rate.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the risks identified in the “Risk Factors” section of our Registration Statement on Form S-11, as amended, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: March 30, 2009	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal